CERTIFICATE OF NAME CHANGE AMENDMENT

to the

DECLARATION OF TRUST

of

NUVEEN INSURED MASSACHUSETTS TAX-FREE ADVANTAGE MUNICIPAL FUND

      The undersigned Trustees of Nuveen
Insured Massachusetts Tax-Free Advantage
Municipal Fund (the Trust), a Massachusetts business trust, do hereby certify that effective as of the 24th day of May 2012 the name of the Trust changes from Nuveen Insured Massachusetts Tax-
Free Advantage Municipal Fund to Nuveen
Massachusetts AMT-Free Municipal Income Fund.
Therefore, all references to the name of the Trust in the Declaration of Trust of the Trust are accordingly amended to reference the new name of the Trust.




      IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, has executed this instrument as of this 14th day of May 2012.


/s// John P. Amboian      				 /s/ Robert P. Bremner _____
John P. Amboian	Robert P. Bremner
  as Trustee	  as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois  60606


/s/ Jack B. Evans	      				/s/ William C. Hunter _____
Jack B. Evans,	William C. Hunter,
  as Trustee	  as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois  60606


/s/ David J. Kundert      			_/s/ William J. Schneider _
David J. Kundert	William J. Schneider,
  as Trustee	  as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois  60606


/s/ Judith M. Stockdale	      			_ /s/ Carole E. Stone ____
Judith M. Stockdale,	Carole E. Stone,
  as Trustee	  as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois  60606

/s/ Virginia L. Stringer     			___/s/ Terence J. Toth ____
Virginia L. Stringer	Terence J. Toth,
  as Trustee	  as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606 				Chicago, Illinois  60606


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